UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Electromed, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue Northwest
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 10, 2023

To our Shareholders:

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held on Friday, November 10, 2023 at 10:00 a.m. Central Time. This year’s Annual Meeting will be held as a completely “virtual meeting” of shareholders. We believe that a virtual Annual Meeting provides greater access to those who may want to attend and, therefore, have chosen this over an in-person meeting. You will be able to attend the Annual Meeting virtually, and vote and submit your questions during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/ELMD2023. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon:

1.	Election of the directors named in the accompanying proxy statement, thereby setting the number of directors at eight;

2.	Approval of the Electromed, Inc. 2023 Equity Incentive Plan;

3.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024;

4.	Approval, on a non-binding and advisory basis, of our executive compensation set forth in the accompanying proxy statement; and

Transaction of any other business properly brought before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on September 13, 2023 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

Kathleen S. Skarvan
Chair of the Board

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD, NOTICE OF INTERNET AVAILABILITY OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on November 10, 2023
The Notice and Proxy Statement and Annual Report on Form 10-K are available at

https://investors.smartvest.com/overview/default.aspx

 i

ELECTROMED, INC.
Proxy Statement
2023 Annual Meeting of Shareholders
Friday, November 10, 2023
10:00 a.m. Central Time

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the 2023 Annual Meeting of Shareholders of the Company to be held on Friday, November 10, 2023 at 10:00 a.m. Central Time (the “Annual Meeting”), and at any adjournment or postponement thereof. This year’s Annual Meeting will be held as a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting virtually and vote and submit your questions during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/ELMD2023.

This solicitation is being made by mail; however, the Company also may use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile, email, or letter. Distribution of this proxy statement and the proxy card, or a notice of internet availability, is expected to begin on or about September 26, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on September 13, 2023, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By giving your proxy, you are authorizing James L. Cunniff and Bradley M. Nagel, the designated proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you authorize the proxies but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments or postponements thereof.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Friday, November 10, 2023. This year’s Annual Meeting will be held as a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting virtually, and vote and submit your questions during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/ELMD2023. The Annual Meeting will commence at 10:00 a.m. Central Time.

Q:	Why hold a virtual Annual Meeting?

A:	Consistent with recent years, this Annual Meeting will be held as a completely “virtual meeting” of shareholders. We believe that a virtual meeting continues to provide greater access to those who may want to attend our Annual Meeting. We ensure that at our virtual meetings, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for shareholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our “Investor Relations” section of our website at www.smartvest.com as soon as possible after the Annual Meeting and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform. We evaluate annually the method of holding our Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We believe that holding our Annual Meeting virtually over the internet is the right approach for our company, as it enables more of our diverse base of shareholders to participate in our Annual Meeting.

Q:	What am I voting on?

A:	You are voting on the following matters:

●	Proposal 1	—	To elect the directors named in this proxy statement, thereby setting the number of directors at eight;

●	Proposal 2	—	To approve the Electromed, Inc. 2023 Equity Incentive Plan;

●	Proposal 3	—	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2024 (“fiscal 2024”); and

●	Proposal 4	—	To approve, on a non-binding and advisory basis, our executive compensation as set forth in this proxy statement.

Q:	What does the Board recommend?

A:	The Board recommends a vote:

●	FOR the election of all of the directors named in this proxy statement, thereby setting the number of directors at eight (see Proposal 1);

●	FOR the approval of the Electromed, Inc. 2023 Equity Incentive Plan (see Proposal 2);

●	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for fiscal 2024 (see Proposal 3); and

●	FOR the approval, by a non-binding and advisory vote, of our executive compensation as set forth in this proxy statement (see Proposal 4).

Q:	How many votes do I have?

A:	On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one vote for each share of common stock owned of record by such shareholder as of the close of business on September 13, 2023.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:	At the close of business on the record date, there were 8,572,036 outstanding shares of common stock, each of which is eligible to cast one vote on matters presented at the Annual Meeting.

Q:	What constitutes a quorum?

A:	Transaction of business may occur at the Annual Meeting only if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date must be present (including electronically) or by proxy at the Annual Meeting. Based on the number of shares outstanding as of the record date, the presence of 4,286,019 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote electronically during the Annual Meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q:	What vote is required to approve each of the proposals?

A:	Provided a quorum is established at the Annual Meeting, each proposal will be subject to the following requirements:

Proposal 1 – Election of Directors — The nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (whether electronically in person or by proxy). Election of the eight directors named in this proxy statement will be deemed to be shareholder approval of setting the number of directors at eight. Shareholders are not entitled to cumulate their votes for the election of directors.

Proposal 2 – Approval of the Electromed, Inc. 2023 Equity Incentive Plan - The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of the Electromed, Inc. 2023 Equity Incentive Plan.

Proposal 3 – Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2024 — The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting (whether electronically in person or by proxy) will result in approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2024.

Proposal 4 – Advisory Approval of Executive Compensation — The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether electronically in person or by proxy) and entitled to vote on the proposal will result in the advisory approval of our executive compensation set forth in this proxy statement. However, this is a non-binding and advisory vote, which means that the result of the vote is not binding on the Company, our Board or its Personnel and Compensation Committee. To the extent there is any significant vote against approval of our executive compensation as disclosed in this proxy statement, the Personnel and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Q.	What is the effect of abstentions and withhold votes?

A:	You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. If you WITHHOLD authority to vote on any or all nominees, your vote will have no effect on the outcome of the election.

You may vote FOR, AGAINST or ABSTAIN on proposals 2, 3 and 4. If you ABSTAIN from voting on proposals 2, 3 or 4, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, which will have the same effect as a vote AGAINST the proposal.

Q:	What is the effect of broker non-votes?

A:	Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as the number of directors and ratification the appointment of our independent registered public accounting firm. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, the advisory vote to approve executive compensation, the vote to approve the equity compensation plan or for any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the ratification of the appointment of our independent registered public accounting firm if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Because broker non-votes are not entitled to vote on non-routine business matters, such as proposals 3 and 4, they will have no effect on the outcome of the vote on such matters.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the mail, phone or internet methods described on your notice of internet availability, proxy card or other voting instructions from the holder of record.

●	Proxy card. If you received a full set of proxy materials, the proxy card is a means by which you may authorize the voting of your shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with such shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card in accordance with the instructions that accompanied it. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR each of the director nominees, FOR the ratification of the appointment of our independent registered public accounting firm for fiscal 2024, and FOR the advisory approval of our executive compensation.

●	Multiple proxy cards. If you receive more than one notice of internet availability, proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please be sure to vote all of the shares by following the instructions on each such notice and/or card.

●	Electronically during the Annual Meeting. All shareholders of record as of the record date may vote electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting electronically, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares electronically during the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares electronically during the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

●	Voting electronically during the Annual Meeting;

●	Returning a later-dated signed proxy card; or

●	Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	If you are a record holder and authorize the proxies to vote on your behalf, but do not mark choices for a particular proposal, then the proxies solicited by the Board will be voted in accordance with the Board’s recommendation for that proposal, as set forth in this proxy statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares is permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and therefore will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for fiscal 2024 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend and participate in the Annual Meeting?

A:	All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the virtual Annual Meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/ELMD2023. To participate in the Annual Meeting, you will need to provide the 16-digit control number included on your proxy card. If you do wish to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/ELMD2023 at least 15 minutes prior to the start of the Annual Meeting to provide time to register, download the required software, if necessary, and test your internet connectivity. If you access the Annual Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

Q:	What is the record date for the Annual Meeting?

A:	The Board has fixed September 13, 2023, as the record date for the Annual Meeting.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all electronic votes cast during the Annual Meeting will be tabulated by Broadridge Financial Solutions.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s annual meeting?

A:	Nominations for directors are made by the Board upon recommendation by its Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the annual meeting of shareholders to be held in the fiscal year ending June 30, 2025 (the “Fiscal 2025 Annual Meeting”), which the Company currently anticipates will be held in November 2024, by following the procedures explained below in this proxy statement under “CORPORATE GOVERNANCE–Nominating and Governance Committee–Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	What is a shareholder proposal?

A:	A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2025 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the next annual meeting of shareholders?

A:	In order to be considered for inclusion in the Company’s proxy materials, shareholder proposals must be submitted in writing to the Company no later than May 29, 2024. The Company suggests that proposals for the next annual meeting of shareholders to be held in 2024 be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders who intend to present a shareholder proposal at the next annual meeting of shareholders without including such proposal in the Company’s proxy materials must provide the Company notice of such proposal no later than August 12, 2024 (90 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who intend to present a director nomination at the next annual meeting of shareholders must provide the Company notice of such nomination no later than August 12, 2024 (90 days prior to the one-year anniversary of the Annual Meeting) and no earlier than July 13, 2024 (120 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the next annual meeting of shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by September 11, 2024 (60 days prior to the one-year anniversary of the Annual Meeting).

If the Company does not receive notice of a shareholder proposal or director nomination intended to be submitted to the next annual meeting of shareholders by the dates set forth above, the authorized proxies for such annual meeting may vote on any such proposal in their discretion without notice of such proposal appearing in such proxy statement.

ELECTION OF DIRECTORS
(Proposal 1)

The Board is currently composed of nine directors, eight of whom have been nominated for election at the Annual Meeting. James L. Cunniff is standing for election to serve as a director of the Company for the first time at this year’s Annual Meeting. The Board appointed Mr. Cunniff to serve as the Company’s Chief Executive Officer and President, beginning July 1, 2023, and he initially joined the Board effective as of the same date. His director candidacy was evaluated and recommended by the Nominating and Governance Committee. Lee A. Jones, a current director of the Company, is not standing for re-election and her term will expire as of the conclusion of the Annual Meeting.

If elected, each director will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Each of the director nominees has consented to be named in this proxy statement and to serve, if elected. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or, alternatively, not voted for any nominee.

The Bylaws of the Company, as amended (the “Bylaws”), provide that the number of directors shall be determined by the shareholders annually. The Board has recommended that the number of directors be set at eight. The Board believes that eight directors provides diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company. If each of the eight director nominees named in this proxy statement are elected at the Annual Meeting, then their election will be deemed to be shareholder approval of setting the number of directors at eight.

Nominees for Election as Directors at the Annual Meeting

The Board has nominated each of the following persons for election to serve as directors and recommends that shareholders vote “FOR” the election of each such nominee:

Name	Age	Director Since
James L. Cunniff	58	2023
Stan K. Erickson	73	2014
Gregory J. Fluet	54	2019
Joseph L. Galatowitsch	65	2021
Kathleen S. Skarvan	67	2013
Andrew J. Summers	50	2022
Kathleen A. Tune	59	2021
Andrea M. Walsh	60	2020

Further information relating to each of the director nominees and their qualifications to serve is set forth below:

James L. Cunniff

Mr. Cunniff currently serves as President and Chief Executive Officer of Electromed, Inc. having joined the company in July 2023 as President and CEO and as a member of the Board. Prior to joining Electromed, Mr. Cunniff most recently served as President and Chief Executive Officer of Provista Inc., from 2017 to May 2022. Previously, he served as President and Chief Executive Officer at Denver Solutions, LLC (d/b/a Leiters Health) from 2015 to 2017 and as Senior Vice President, Americas, at Acelity L.P. Inc., from 2012 to 2014. Mr. Cuniff currently serves on the board of directors of AA Medical. Mr. Cunniff holds a bachelor's degree in Advertising and Business from the University of Illinois Urbana-Champaign and has completed the Advanced Management Program at Harvard Business School. Mr. Cunniff’s service as our current principal executive officer uniquely qualifies him to serve as a member of our Board.

Stan K. Erickson

Mr. Erickson currently serves as President and Chief Executive Officer of Liberty Capital, Inc., a company he co-founded in September 2013 to provide capital and advisory services to both pre- and post-commercialization organizations in various industries, including medical device and technology. Prior to founding Liberty Capital, Mr. Erickson served as President and Chief Operating Officer of Ziegler Inc., one of the largest Caterpillar dealers in the U.S. Over his 32-year career at Ziegler, he held several positions of increasing responsibility and was responsible for developing and executing on strategies to achieve market share gains and increase territory coverage. Mr. Erickson is an experienced board member in both public and private organizations and has a track record of providing leadership and governance through various business cycles with a strong acumen for operations and financial results including merger, acquisition and exit strategies. Mr. Erickson currently serves on the board of directors of Titan Machinery, Inc. (Nasdaq: TITN), Recon Robotics, Inc., University of Northwestern-St. Paul and Liberty Capital, Inc. He is a veteran of the United States Marine Corps and began his business career as an auditor and tax professional at Baker Tilly US, LLP. Mr. Erickson received a B.S. in Business Administration from the University of Minnesota and is a Certified Public Accountant. Mr. Erickson’s significant experience as a board member in both the public and private sector, and in business operations, financial reporting and M&A activity, qualify him to serve as a member of our Board.

Gregory J. Fluet

Mr. Fluet currently serves as Chief Operating Officer for Rebiotix, a Ferring Pharmaceuticals company focused on revolutionizing the treatment of debilitating diseases through microbiome-based research. Since November 2016, he has worked at Rebiotix in both contract and permanent roles, including serving as Chief Business Officer from April 2017 until the company’s acquisition by Ferring Pharmaceuticals in April 2018. Prior to his role at Rebiotix, Mr. Fluet founded a strategic consulting practice working with startup life science companies. Previously, Mr. Fluet served as Chief Executive Officer of Urologix, Inc., then a public company and developer of minimally invasive office-based Benign Prostatic Hyperplasia (BPH) therapies. Over his eight-year career at Urologix, he also served as interim Chief Financial Officer from August 2014 to May 2015 and as Executive Vice President and Chief Operating Officer from 2008 to 2012. From 2002 to 2008, he served as an Associate at Sapient Capital Management, LLC, a healthcare focused venture capital fund. Mr. Fluet received a B.S. in Mechanical Engineering from Stanford University. Mr. Fluet’s background as a healthcare investor and medical device executive, including experience in M&A transactions, public and private financing, investor relations, business development, commercial operations, manufacturing operations and financial reporting, qualify him to serve as a member of our Board.

Joseph L. Galatowitsch

Mr. Galatowitsch most recently served as a Partner and Medtech practice leader at Guidehouse Consulting, previously known as Navigant, a leading global provider of consulting services to the public and commercial markets with broad capabilities in management, technology, and risk consulting. Prior to Guidehouse, Mr. Galatowitsch co-founded and served as President of Dymedex Consulting, LLC from January 2008 through August 2016, where he pioneered and provided new-to-the-world conceptual frameworks for assessing opportunities and driving clinical adoption of disruptive new medical technologies. Mr. Galatowitsch also held various positions of increasing responsibility at Medtronic PLC and 3M Company. At Medtronic, he led and coordinated global market development efforts in Medtronic’s cardiac rhythm management division, contributing to a dramatic increase in penetration of implantable defibrillators and pacemakers in the U.S. and most international markets. Mr. Galatowitsch previously served on the Board of Medical Alley, formerly known as LiveScience Alley, from 2011 to 2021, which is the Global Epicenter of Health Innovation and Care® and is the birthplace of implantable medical technology, collaborative care delivery and innovative health plan models. Mr. Galatowitsch received a B.S. in Biomedical Engineering from Marquette University, and a MBA in Marketing from University of St. Thomas’s Opus College of Business. Mr. Galatowitsch’s extensive experience in the medical technology management, commercial execution, global market development, marketing and business strategy, management, strategic planning, consulting and sales, qualify him to serve as a member of our Board.

Kathleen S. Skarvan

Ms. Skarvan served as our President and Chief Executive Officer from 2012 until her retirement on June 30, 2023. Effective July 1, 2023 she was elected to serve as Chair of our Board. Prior to Electromed, Ms. Skarvan served as Vice President of Operations at OEM Fabricators, a leading custom metal fabrication company specializing in building components, from September 2011 to October 2012. Prior to that, Ms. Skarvan served as Hutchinson Technology Inc.’s SVP and President of the Disk Drive Components Division from April 2007 until March 2011. Over her 29-year career at Hutchinson, Ms. Skarvan held several positions of increasing seniority and was responsible for a division with annual revenues in excess of $300 million, managing 3,500 employees across R&D, marketing, sales and technical support in five countries. Ms. Skarvan served on the Board of Trustees of the St. Cloud State University Foundation from 2015 until 2021, and in 2018 she joined the board of directors of Citizens Community Federal National Association, a wholly-owned subsidiary of Citizens Community Bancorp, Inc. and is a member of the Risk Management Committee. In 2022, she was elected to the board of directors of Citizens Community Bancorp, Inc. (Nasdaq: CZWI) and is a member of the Audit Committee. Ms. Skarvan received a B.A. in Mass Communication from St. Cloud State University. Ms. Skarvan’s experience as our former principal executive officer and as a leader of high growth companies, extensive operations and marketing experience, and track record of identifying strategic priorities and driving the execution of strategies, uniquely qualify her to serve as a member of our Board.

Andrew J. Summers

Mr. Summers currently serves as the Managing Member of Summers Value Partners LLC (“Summers Value Partners”), an alternative investment management firm with a focus on small and micro-cap companies in the global healthcare sector. Mr. Summers has served in this role since March 2018. Prior to founding Summers Value Partners, Mr. Summers was an investment professional and equity analyst at Janus Henderson Group plc (d/b/a Janus Henderson Investors), a leading global active asset manager, from 2008 to February 2018, where he specialized in investing across the global healthcare sector. From 2004 to 2008, Mr. Summers served as the Managing Member of Silvergate Capital Management LLC, a long/short healthcare hedge fund that he founded. Mr. Summers started his investment career in 1998 at INVESCO Funds Group, Inc., an investment management firm, where he ultimately became co-portfolio manager of a $3.5 billion healthcare fund. Mr. Summers served as a director of Scott’s Liquid Gold-Inc. (OTC:SLGD), a household and personal care products company, from May 2019 to May 2020. Mr. Summers earned his bachelor’s degree in business administration from the University of Wisconsin-Whitewater and master’s degree in finance from the University of Wisconsin-Madison. Mr. Summers is a Chartered Financial Analyst (CFA). In addition to the requirements of the Cooperation Agreement, Mr. Summers’ perspective as a significant shareholder of the Company, together with his financial and industry knowledge, qualify him to serve as a member of our Board.

Kathleen A. Tune

Ms. Tune currently serves as the Chief Financial Officer, Chief Operating Officer and Board Chair of Marani Health, Inc., a leading development stage maternal and fetal health company. Ms. Tune has also served as Managing Partner with Capita3, an early-stage venture capital fund focused on women-led healthcare startup founders, since January 2019. In January 2017, Ms. Tune founded the healthcare investment firm Fourth Element Capital, investing in healthcare technology companies, where she continues to serve as Managing Director. Ms. Tune is a former Partner at Thomas, McNerney & Partners, where she led and managed an investment portfolio with a primary focus in healthcare technologies from August 2003 to December 2019. Ms. Tune has served on the corporate boards of Marani Health, Inc., since 2018, Visura Technologies, Inc., since 2019 and Agitated Solutions, Inc., since 2020. Ms. Tune received a B.S. in Biochemistry and Microbiology from Minnesota State University, and holds an M.S. degree in Veterinary Microbiology from the University of Minnesota as well as an MBA from the University of Minnesota’s Carlson School of Management, where she was a Robert and Gail Buuck Scholar. Ms. Tune’s leadership experience in capital and growth equity investing, corporate strategy, business development, investment and capital markets, investor relations and finance, sales, marketing and reimbursement strategies, qualify her to serve as a member of our Board.

Andrea M. Walsh

Ms. Walsh currently serves as President and Chief Executive Officer of HealthPartners, a $8.5 billion Minnesota-based non-profit integrated health system that provides care, health support, insurance coverage, research and education programs. Over her 28-year career with HealthPartners, Ms. Walsh has held several positions of increasing responsibility, including as Executive Vice President and Chief Marketing Officer, from April 2002 to May 2017, and as Senior Vice President and Corporate Counsel from 1994 to 1999, and is responsible for developing the organization’s vision and strategy to deliver top quality, affordable, best care and experience in the market. In her role as President and Chief Executive Officer, Ms. Walsh manages a team of approximately 28,000 people, including a multi-specialty group practice with over 1,700 physicians and 900 advanced practice clinicians, which collectively serve more than 1.2 million patients in Minnesota and Wisconsin, and 1.8 million members across the country through its health plan, network and services. Ms. Walsh has served on the boards of directors of Constellation, a medical professional liability mutual insurance company, since 2016 and YMCA of the North, since 2019. Ms. Walsh holds Business Administration and English degrees from the University of Kansas and a Juris Doctorate from the University of Minnesota Law School. Ms. Walsh’s experience as the top executive at a large healthcare organization in a highly regulated marketplace, and her extensive knowledge of the healthcare and insurance industry, qualify her to serve as a member of our Board.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the nominees to the Board, thereby setting the number of directors at eight. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether electronically during the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Except as otherwise directed, the proxies will vote all valid proxies for the eight nominees identified above.

APPROVAL OF THE ELECTROMED, INC. 2023 EQUITY INCENTIVE PLAN
(Proposal 2)

Introduction

On August 18, 2023, the Board, upon recommendation of the Personnel and Compensation Committee (as used in this section of this proxy statement, the “Committee”), approved the Electromed, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), subject to shareholder approval. Approval by shareholders is being sought in order to: (1) meet the shareholder approval requirements of the NYSE American stock exchange; and (2) qualify certain stock options authorized under the 2023 Plan for treatment as incentive stock options for purposes of Section 422 of the Code. The purpose of the 2023 Plan is to provide long-term incentives to persons with responsibility for success and growth at our Company. As provided in the 2023 Plan, we will cease making awards under the Electromed, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) upon shareholder approval of the 2023 Plan. The 2023 Plan authorizes the issuance of up to 850,000 shares of our common stock pursuant to awards granted thereunder, plus any shares remaining available for future grants or subject to outstanding awards under the 2017 Plan on the effective date of the 2023 Plan. The 2023 Plan will become effective on the date that it is approved by its shareholders.

Key Features of the 2023 Plan

The Board believes that equity-based incentives are an important part of total compensation for our executives as well as for employees and our non-employee directors and aligns their interests with the interests of our shareholders. We believe that shareholders should approve this new plan for the following reasons:

●	No Repricing, Replacement or Repurchase of Underwater Options or Stock Appreciation Rights. The 2023 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

●	No In-the-Money Option or SAR Grants. The 2023 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

●	No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an award under the 2023 Plan, shares that we repurchase using option exercise proceeds, and shares subject to a SAR that are not issued in connection with the stock settlement of that award upon its exercise may not be used again for new grants.

●	Dividends and Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of full value awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions and risk of forfeiture as the underlying shares or units.

●	No Liberal Definition of “Change in Control.” No change in control would be triggered solely because of shareholder approval of a business combination transaction.

●	Double Trigger Accelerated Vesting Following a Change in Control. The 2023 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control that constitutes a corporate transaction, then accelerated vesting of an award will occur only if employment is terminated involuntarily (other than for “cause”) within 12 months of the change of control.

The descriptions set forth below are in all respects qualified by the terms of the 2023 Plan, which is attached to this proxy statement as Appendix A.

 Purpose

The purpose of the 2023 Plan is to promote the interests of our Company and our shareholders by providing key personnel of our Company and our subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our subsidiaries. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel and advisors of outstanding ability. The 2023 Plan is also intended to provide non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company, to compensate non-employee directors for their contributions to the Company and to aid in attracting and retaining non-employee directors.

Administration

The 2023 Plan, if approved by shareholders, will be administered by the Committee. The Committee has the authority to adopt, revise and waive rules relating to the 2023 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2023 Plan to one or more of its members or to one or more directors or executive officers of the Company with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% shareholders of the Company under applicable Federal securities laws. We will cease making awards under the 2017 Plan upon shareholder approval of the 2023 Plan.

Eligibility

All employees of our Company and our subsidiaries, non-employee directors of our Company and any natural person who is a consultant or advisor or is employed by a consultant or advisor retained by our Company or our subsidiaries, and provides services to us or our affiliates are eligible to receive awards under the 2023 Plan at the discretion of the Committee. No awards may be granted under the 2023 Plan in conjunction with a capital-raising transaction or the promotion or maintenance of a market for our securities. Incentive stock options under the 2023 Plan may only be awarded to employees of the Company. As of September 21, 2023, there were approximately 170 total employees and 10 non-employee directors eligible for grants made under the 2023 Plan. Such employees, directors and others who currently or may in the future provide services to us and our subsidiaries may be considered for the grant of awards under the 2023 Plan at the discretion of the Committee.

Shares Available

The total number of shares of common stock of the Company available for issuance pursuant to awards granted under the 2023 Plan is 850,000, plus any shares remaining available for future grants or subject to outstanding awards under the 2017 Plan on the effective date of the 2023 Plan, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. This amount is also the limit on the number of shares which may be subject to incentive stock options. The shares of our common stock covered by the 2023 Plan may be authorized but unissued shares, or shares purchased in the open market.

Any shares subject to an award under the 2023 Plan that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, will remain in the pool of shares available for grant under the 2023 Plan. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by us in payment of the exercise price of a stock option, (ii) shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the settlement of the SAR upon its exercise and (iv) shares repurchased by us with proceeds received from the exercise of a stock option issued under the 2023 Plan.

Types of Awards

The 2023 Plan allows us to grant stock options, SARs, restricted stock, restricted stock units and other stock-based awards. The Committee may provide that the vesting or payment of any award will be subject to the attainment of certain performance objectives established by the Committee, in addition to completion by the plan participant of a specified period of service. The Committee may amend the terms of any award previously granted, but no amendment may materially impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable laws or stock exchange rules.

Stock Options

Stock options granted under the 2023 Plan may be either incentive stock options (“ISOs”), which are specifically designated as such for purposes of compliance with Section 422 of the Code or its successor, or non-statutory stock options (“NSOs”). Options will vest as determined by the Committee, subject to statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that by vest in a single year. The exercise price of options may not be less than the fair market value of our common stock on the date of grant, which is the closing or last price on the NYSE American. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the Committee, including by withholding shares issuable upon exercise or by delivery of shares already owned by a participant. Although not necessarily indicative of fair market value, the last reported sale price of a share of our common stock on the NYSE American on September 21, 2023, was $10.35 per share.

Stock Appreciation Rights

SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our common stock on the date of grant. Payment may be made in cash or shares of our common stock or a combination of both, as determined by the Committee.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine.

Restricted Stock Units

Restricted stock units provide a participant with the right to receive, in cash or shares of our common stock or a combination of both, the fair market value of a specified number of shares of our common stock, and will be subject to such vesting and forfeiture conditions and other restrictions as the Committee determines.

Other Stock-Based Awards

The Committee may grant other awards under the 2023 Plan that are valued by reference to and/or payable in whole or in part in shares of our common stock.

Terms of Awards and Plan Provisions

Performance-Based Compensation

Performance-based awards may be issued under the 2023 Plan. The lapsing of restrictions, vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Committee. The performance measures upon which such performance goals may be based will be determined by the Committee, and may include, but will not be limited to one or a combination of two or more of the following business criteria: net earnings or net income; earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; earnings per share (basic or diluted); revenue; gross profit; operating income; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total shareholder return; asset quality; non-performing assets; operating assets; balance of cash, cash equivalents and marketable securities; cost and expense management; economic value added or similar value added measurements; improvement in or attainment of working capital levels; productivity ratios; employee retention or satisfaction measures; safety record; customer satisfaction; debt, credit or other leverage measures or ratios; implementation or completion of critical projects; referrals; approvals; and approvals as a percentage of referrals. The Committee may adjust any amount determined to be otherwise payable in connection with such an award.

Limits on Non-Employee Director Compensation

The maximum grant date fair value of all equity awards granted during any calendar year to any non-employee director together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year, shall not exceed $500,000.

Substitute Awards

Awards may be granted under the 2023 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2023 Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted. Shares subject to substitute awards will not count against the 2023 Plan share reserve, nor will they reduce the shares authorized for grant to a participant in any calendar year.

Repricing of Awards

The Committee may not reduce the exercise price of stock options or SARs granted under the 2023 Plan, exchange outstanding stock options or SARs with new stock options or SARs with a lower exercise price or a new full value award, repurchase underwater stock options or SARs or take any other action that would constitute a “repricing,” unless such action is first approved by our shareholders.

Transferability of Awards

Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s guardian or legal representative, may exercise an option or SAR, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

Termination of Service

Unless otherwise provided in an award agreement, upon termination of a participant’s service with us, all unvested and unexercisable portions of the participant’s outstanding awards will immediately be forfeited without consideration. If a participant’s service with us terminates other than for cause (as defined in the 2023 Plan), death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for a period of three months after termination. If a participant’s service terminates due to retirement, death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause or upon conduct during a post-termination exercise period that would constitute cause, all unexercised stock options and SARs and all unvested portions of any other outstanding awards will immediately be forfeited without consideration.

Withholding

The 2023 Plan permits us to withhold from awards settled in cash, to withhold from any other compensation, and to require a participant receiving shares of common stock under the 2023 Plan to pay us in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender of shares then owned by the participant.

Change in Control

Except as provided for in an individual award agreement, if a change in control (as defined in the 2023 Plan) that involves a corporate transaction (as defined in the 2023 Plan) occurs and any outstanding award is continued, assumed or replaced by our Company or the surviving or successor entity in connection with such change in control, and if within 12 months after the change in control a participant’s employment or other service is terminated without cause (as defined in the 2023 Plan), then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest (with vesting in full for a performance-based award based on the target level of performance). If any outstanding award is not continued, assumed or replaced in connection with such change in control, then the same consequences as specified in the previous sentence will occur in connection with a change in control, except with regard to performance-based awards, which will vest based upon actual performance, unless and to the extent the Committee elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). The Committee may, in its discretion, take such other action as it deems appropriate with respect to outstanding awards for a change in control not involving a corporate transaction or may generally provide for different circumstances upon any change in control in an individual award agreement.

If any payments or benefits provided under the 2023 Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Code, such payments or benefits will be reduced to an amount which would insure that no payment made to an individual will be subject to the excise tax imposed under Section 4999 of the Code.

Adjustment of Awards

In the event of an equity restructuring, such as a stock dividend or stock split, that affects the per share value of our common stock, the Committee will make appropriate adjustment to: (i) the aggregate number and kind of securities reserved for issuance under the 2023 Plan, (ii) the number and kind of securities subject to outstanding awards under the 2023 Plan, (iii) the exercise price of outstanding options and SARs, and (iv) any maximum limitations prescribed by the 2023 Plan as to grants of certain types of awards. The Committee may also make similar adjustments in the event of any other change in our Company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Clawback Provisions

All awards under the 2023 Plan are subject to our compensation forfeiture and recoupment policies. In addition, any award may be subject to other forfeiture or recovery conditions.

Amendment and Termination

The 2023 Plan has a term of ten years from its effective date, or the earlier termination of the 2023 Plan by the Board. If our shareholders fail to approve the 2023 Plan by December 31, 2023, then the 2023 Plan will be of no further force or effect. No awards will be made under the 2023 Plan prior to its effective date. The Board may amend the 2023 Plan at any time, but no amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent. Shareholder approval of any amendment of the 2023 Plan will be obtained if required by applicable law or the rules of the NYSE American. Awards that are outstanding on the 2023 Plan’s termination date will remain in effect in accordance with the terms of the 2023 Plan and the applicable award agreements.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2023 Plan. In addition, the Committee will determine the number and types of awards that will be granted under the 2023 Plan in its discretion. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2023 Plan is approved by our shareholders.

Required Vote and Board Recommendation

Provided a quorum is present, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting.

The Board recommends that you vote “FOR” the proposal to approve the Electromed, Inc. 2023 Equity Incentive Plan.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

The Board, acting on the recommendation of its Audit Committee, has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for fiscal 2024. RSM was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of RSM, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of RSM is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

The following table presents fees billed by RSM to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the Company’s fiscal year ended June 30, 2023, or “fiscal 2023,” and the fiscal year ended June 30, 2022, or “fiscal 2022.”

	Year Ended June 30,
Category	2023	2022
Audit Fees(a)	$259,398	$152,553
Other Fees(b)	$68,250	-
Total	$327,648	$152,553

(a)	Includes the annual audits and quarterly reviews of the Company’s financial statements.

(b)	Includes the Provider Relief Fund audit.

RSM provided no other services to the Company in fiscal 2023 or fiscal 2022 that are not included above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during fiscal 2023 and fiscal 2022, as applicable, were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for fiscal 2024. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether electronically during the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
(Proposal 4)

We are seeking a vote of shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Board upon recommendation of its Personnel and Compensation Committee.

At our annual meeting of shareholders held in 2022, our executive compensation program was approved on an advisory basis, with approximately 96% of the votes cast in favor of the corresponding proposal. Our Board and its Personnel and Compensation Committee believe that this vote reflected our shareholders’ support for the decisions made with respect to the compensation of our named executive officers for fiscal 2022.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.

While the Board and especially the Personnel and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Personnel and Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against this Proposal 4, the Personnel and Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding and advisory basis, of the compensation of the named executive officers. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether electronically during the Annual Meeting or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that each of Mr. Erickson, Mr. Fluet, Mr. Galatowitsch, Ms. Jones, Mr. Summers, Ms. Tune and Ms. Walsh are “independent directors” as defined in the rules of the NYSE American Stock Exchange. None of our directors are related to any other director, director nominee or executive officer of the Company.

In determining director independence, the Board evaluated Ms. Walsh’s employment with HealthPartners because HealthPartners and certain of its affiliates have been customers of our company. Ms. Walsh had no involvement in arranging any transactions with our company, the transactions were on arms-length terms, she had no material interest in such transactions and the amounts involved are significantly less than 1% of both our company’s and HealthPartners’ annual revenues. Accordingly, the Board concluded the transactions with HealthPartners are both beneficial and fair to our company and, if she is elected, would not interfere with Ms. Walsh’s ability to exercise independent judgment in carrying out her responsibilities as a member of the Board.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings (including by electronic means when available), but it does not have a formal attendance policy. All of the Company’s then current directors were present for the annual meeting of shareholders held on November 11, 2022.

Board Leadership Structure

We have separate individuals serving as Chair of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chair provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer. Ms. Skarvan has served as Chair of the Board since July 1, 2023. Effective as of the same date, the Board elected Ms. Jones to serve as lead independent director. As lead independent director, she presides over executive session among the independent directors and serves as a liaison between the independent directors and management. The Board expects to elect a new lead independent director immediately after the completion of the Annual Meeting.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Policies as to Hedging and Company Securities

Our insider trading policy provides that company directors, officers and other employees (and their designees) are prohibited from, among other things: (a) purchasing company securities on margin, hedging or pledging company securities; (b) short selling company securities; (c) buying or selling put or call options on company securities; (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; or (e) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition.

Board and Committee Meetings

During fiscal 2023, the Board held five meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Articles of Incorporation, as amended. Each director attended at least 75% of the meetings of the Board and any committee on which they serve during the most recently completed fiscal year.

Committee Membership

The Board has four standing committees: the Audit Committee, the Personnel and Compensation Committee, the Nominating and Governance Committee, and the Finance and Strategy Committee. The following table sets forth the current membership of each of the Company’s standing committees:

Board Committee
Director	Audit	Nominating and Governance	Personnel and Compensation	Finance and Strategy	Independent Director
James L. Cunniff
Stan K. Erickson	Chair	Member			✓
Gregory J. Fluet	Member	Chair		Member	✓
Joseph L. Galatowitsch			Member	Member	✓
Kathleen S. Skarvan
Andrew J. Summers		Member		Vice Chair	✓
Kathleen A. Tune	Member			Chair	✓
Andrea M. Walsh		Member	Chair		✓

Our Board has evaluated independence for the members of each applicable committee in accordance with NYSE American rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each applicable committee complies with the listing requirements of the NYSE American.

Audit Committee

Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE American and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024. The Audit Committee held five meetings during the most recently completed fiscal year.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the NYSE American LLC Company Guide and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Erickson qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.smartvest.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for fiscal 2023 with management;

(2)	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2023, for filing with the SEC.

Audit Committee
Stan K. Erickson (Chair)
Gregory J. Fluet
Kathleen A. Tune

Personnel and Compensation Committee

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for compensation committee members pursuant to the NYSE American LLC Company Guide.

The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer may give the committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to her own compensation. The committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Personnel and Compensation Committee held five meetings during the most recently completed fiscal year.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Nominating and Governance Committee held five meetings during the most recently completed fiscal year.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Governance Committee by submitting a written proposal to the Chair of the Board, at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Any notice of a shareholder nomination must satisfy the timing and content requirements of the Bylaws and must be accompanied by a written statement from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;

●	needs of the Board with respect to particular talent and experience;

●	knowledge, skills and experience of a nominee;

●	experience in domestic and international business matters;

●	familiarity with legal and regulatory requirements;

●	familiarity with accounting rules and practices; and

●	the desire to balance the benefit of continuity with the periodic integration of a fresh perspective provided by a new member.

The Nominating and Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

Finance and Strategy Committee

The Finance and Strategy Committee was established by the Board in fiscal 2022 in accordance with the terms of the Cooperation Agreement described under the heading “Certain Relationships and Related-Party Transactions” below. The Board has authorized the Finance and Strategy Committee to, among other things, review the Company’s business and make recommendations to the Board with respect to the Company’s strategy and opportunities to enhance shareholder value, including but not limited to strategic growth plans, long-term business plans, shareholder engagement, research and development, capital allocation, and buy- or sell-side M&A transactions. The Finance and Strategy Committee acts pursuant to a written charter approved by the Board.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any shareholder wishing to communicate with the Board should send the communication, in written form, to the President and Chief Executive Officer of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The President and Chief Executive Officer will promptly send the communication to each member of the Board identified on the communication.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for fiscal 2023, except that one report on Form 4 was not filed by Mr. Holland relating to one transaction involving the forfeiture of shares to satisfy taxes in connection with the vesting of shares of restricted stock; two reports on Form 4 filed late by Ms. Skarvan, the first of which related to two transactions involving the exercise of stock option awards and the second of which related to one transaction involving a disposition to satisfy tax withholding requirements in connection with the vesting of shares of restricted stock; and one report on Form 3 filed by Mr. Summers which was delinquent due to a delay in obtaining valid electronic filing credentials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of September 13, 2023 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 8,572,036 shares of common stock outstanding as of the close of business on September 13, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of common stock listed below has sole voting and investment power as to the common stock owned unless otherwise noted. The table below includes the number of shares of common stock underlying options that are exercisable within 60 days from September 13, 2023. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Electromed, Inc., 500 Sixth Avenue Northwest, New Prague, Minnesota 56071.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors
James L. Cunniff	–	*
Bradley M. Nagel	11,600(a)	*
Christopher G. Holland(b)	13,301(c)	*
Stan K. Erickson	29,817(d)	*
Gregory J. Fluet	12,000	*
Joseph L. Galatowitsch	6,000	*
Lee A. Jones	28,183	*
Kathleen S. Skarvan	463,417(e)	5.4%
Andrew J. Summers	524,693(f)	6.1%
Kathleen A. Tune	6,000	*
Andrea M. Walsh	9,000	*
Current executive officers, directors and nominees as a group (10 persons)	1,090,710(g)	12.7%

Stephen H. Craney 25340 Sandpiper Lane Winona, MN 55987	587,901(h)	6.9%
G&J Winn Family LLLP and George H. Winn 27541 Country Hollows Lane New Prague, MN 56071	583,691(i)	6.9%
Summers Value Partners LLC 90 Madison Street, Suite 303 Denver, CO 80206	521,693(e)	6.1%
The Radoff Family Foundation and Bradley L. Radoff 2727 Kirby Drive, Unit 29L Houston, TX 77098	620,100(j)	7.3%
Punch & Associates Investment Management, Inc. 7701 France Ave. So., Suite 300 Edina, MN 55435	416,515(k)	4.9%

*	Less than 1%

(a)	Includes 6,600 restricted stock units that vest in three annual installments beginning on June 30, 2024.

(b)	Mr. Holland departed all positions with the Company effective June 23, 2023.

(c)	Includes options to purchase 5,333 shares of common stock.

(d)	Includes 1,500 shares of common stock held by Liberty Capital, LP, of which Mr. Erickson is the founder, President and Chief Executive Officer.

(e)	Includes options to purchase 235,033 shares of common stock and 85.934 shares of common stock held by a trust, of which Ms. Skarvan is a co-trustee and beneficiary.

(f)	Summers Value Partners LLC and Mr. Summers share voting and dispositive power for 521,693 shares. Summers Value Fund LP and its general partner, Summers Value Partners GP LLC, share voting and dispositive power for 323,124 shares. SVP Deal Fund 1 LP and its general partner, SVP Deal Fund 1 GP LLC, share voting and dispositive power for 198,569 shares. Mr. Summers is the managing member for each of the foregoing entities.

(g)	Includes options to purchase 274,434 shares of common stock.

(h)	Based on Form 4 filed with the SEC on May 19, 2021, reporting holdings as of May 14, 2021.

(i)	Based on Schedule 13G/A filed with the SEC on February 16, 2021, reporting holdings as of December 31, 2021. Includes 446,303 shares of common stock owned by G&J Winn Family LLLP, of which Dr. Winn and his spouse are general partners.

(j)	Based on Schedule 13G filed with the SEC on February 14, 2023, reporting holdings as of December 31, 2022. Includes 522,100 shares of common stock owned by Bradley L. Radoff and 68,000 shares of common stock owned by The Radoff Family Foundation, of which Mr. Radoff serves as a director.

(k)	Based on Schedule 13G filed with the SEC on February 14, 2023, reporting holdings as of December 31, 2022.

EXECUTIVE COMPENSATION

The following discussion describes the compensation awarded to the following executive officers of the Company during fiscal 2023 (collectively, our “named executive officers”):

●	Kathleen S. Skarvan, President and Chief Executive Officer; (1)

●	Bradley M. Nagel, Chief Financial Officer;

●	Christopher G. Holland, former Chief Commercial Officer.

(1) Ms. Skarvan stepped down as President and Chief Executive Officer on July 1, 2023.

Executive Compensation Components for Fiscal 2023

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of restricted shares of common stock or stock options.

Base Salary

Salaries for our executive officers are determined and paid on a fiscal-year basis and, for fiscal 2023, were established by our Personnel and Compensation Committee in accordance with the terms of each executive officer’s employment agreement with the Company. For fiscal 2023, Ms. Skarvan had a base annual salary of $475,000. Mr. Holland had a base annual salary of $290,000 through December 31, 2022 and a base annual salary of $304,500 from January 1, 2023 until his resignation from employment effective June 23, 2023. Upon becoming Chief Financial Officer on November 14, 2022, Mr. Nagel had a base annual salary of $250,000.

In order to provide its recommendations regarding base salaries, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Personnel and Compensation Committee makes a recommendation with respect to compensation for the Company’s executive officers. The Board sets the compensation for each executive officer based on the recommendation of the committee. The Chief Executive Officer is not present during the committee’s deliberations or voting on her compensation.

Cash Incentive Compensation

The Personnel and Compensation Committee established a Fiscal Year 2023 Officer Bonus Plan (the “2023 Bonus Plan”) for officers of the Company, including our named executive officers. The 2023 Bonus Plan was effective for fiscal 2023 and provided an opportunity for each participant to earn an annual cash bonus based on Company revenue growth versus the prior fiscal year (subject to achievement of threshold earnings before taxes (“EBT”)). Under the 2023 Bonus Plan, the Personnel and Compensation Committee established minimum revenue growth of 9.0% and target revenue growth of 15.0% for fiscal 2023, and set target payouts based on percentages of base salaries at 50.0% for our Chief Executive Officer and 30.0% for our Chief Financial Officer. The following summarizes the potential payment scenarios that were available under the 2023 Bonus Plan:

●	Company revenue growth below minimum performance would not have resulted in any payouts under the 2023 Bonus Plan.

●	Company revenue growth between minimum and target performance would have resulted in a potential bonus payout starting at 40.0% and increasing in increments of 15.0% of the participant’s respective target payout for every whole percent of revenue growth in excess of minimum performance.

●	Company revenue growth equal to target performance would have resulted in a potential bonus payout equal to 100.0% of the participant’s respective target payout.

●	Company revenue growth above target performance would have resulted in a potential bonus payout equal to 100.0% of the participant’s respective target payout, plus an additional increment of 8.0% of their target payout for every whole percent of revenue growth in excess of target performance up to 268% of target payout.

Notwithstanding the foregoing, Company revenue growth also would not have resulted in any payout unless EBT also exceeded an established threshold amount. Company revenue growth at or above minimum performance was only able to increase the resulting payout as a percent of target if EBT also exceeded an amount equal to the threshold EBT amount of $4.7 million plus an additional increment of approximately 5.5% of threshold EBT for every whole percent of revenue growth in excess of minimum performance.

Bonus payout under the 2023 Bonus Plan for fiscal 2023 was 100% as the revenue growth targets were met, amounting to payments to Ms. Skarvan of $285,000, and pro-rated amount to Mr. Nagel of $50,000, under the 2023 Bonus Plan.

Equity Compensation

Our Board and its Personnel and Compensation Committee believe that stock-based compensation promotes the creation of long-term shareholder value and aligns the interests of our management with the interests of our shareholders by ensuring that a portion of their total compensation is at risk and changes in value with the value of our securities. As employees of our company, each of our applicable named executive officers is eligible to receive equity compensation awards pursuant to our 2017 Omnibus Incentive Plan (“2017 Plan”).

During fiscal 2023, we granted a combination of restricted shares of common stock and options to purchase additional shares of common stock to each of Ms. Skarvan, Mr. Nagel, and Mr. Holland, all of which awards were granted pursuant to the 2017 Plan.

On July 1, 2022, Ms. Skarvan received 14,400 restricted shares of common stock and an option to purchase up to 28,800 shares of common stock. The foregoing options had an exercise price of $9.90 per share, which represents the “fair market value” of our common stock as of the date of grant, and were scheduled to expire after 10 years. The options and shares of restricted stock were scheduled to vest in substantially equal increments on June 30 in each of 2023, 2024 and 2025.

On July 1, 2022, Mr. Holland received 7,400 restricted shares of common stock and an option to purchase up to 8,800 shares of common stock. The foregoing options had an exercise price of $9.90 per share, which represents the “fair market value” of our common stock as of the date of grant, and were scheduled to expire after 10 years. The options and shares of restricted stock were scheduled to vest in substantially equal increments on June 30 in each of 2023, 2024 and 2025.

On November 14, 2022, Mr. Nagel received 5,000 restricted shares of common stock. The shares of restricted stock are scheduled to vest in in full on November 14, 2023.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly sized companies in our industry. Our NEOs are eligible to participate in the same benefit plans generally available to all of our full-time employees, which include group health, disability and life insurance plans and matching contributions of up to 4% of employee deferrals to our 401(k) plan.

In addition, the current employment agreement with Mr. Nagel provides for a monthly automobile allowance, the former employment agreements with Ms. Skarvan and Mr. Holland provided for a monthly automobile allowances and our former employment agreement with Ms. Skarvan provided for a monthly housing allowance.

Compensation Actions for Fiscal 2023

In December 2022, the Personnel and Compensation Committee increased the base salary of Mr. Holland, our Chief Commercial Officer, to $304,500 beginning January 1, 2023.

Employment Agreements

In fiscal year 2023, we were party to employment agreements with all of our named executive officers. The employment agreements with Ms. Skarvan and Mr. Holland were terminated during fiscal year 2023 in connection with their departures.

The employment agreement with Mr. Nagel is effective for a period of two years ending in November 2025, subject to automatic one-year extensions on the anniversaries of the effective dates of the agreement unless terminated in advance in accordance with its terms. Notwithstanding the foregoing, the applicable term will automatically expire on the one-year anniversary of a “change of control” (as defined in the applicable employment agreement).

Under his employment agreement, Mr. Nagel is entitled to an annual base salary of $250,000 and is eligible for a merit-based increase on or about each successive July 1, subject to final approval by our Board. The employment agreement also provides that Mr. Nagel is eligible to earn an annualized cash bonus as determined by our Board, based on a minimum target amount of 30% of his annualized base salary.

Also under Mr. Nagel’s employment agreement, if his employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by him for “good reason” (as defined in the employment agreement), and in either case the termination of employment occurs before a change of control, then he will be eligible to (A) receive an amount equal to (i) one times his annualized base salary as of the termination date, plus (ii) 100% of his target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. If any such termination occurs within twelve months after a change of control, then Mr. Nagel will instead be eligible to (A) receive an amount equal to (i) 1.5 times his annualized base salary as of the termination date, plus (ii) 150% of his target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal year that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months.

All of the above severance benefits are contingent on Mr. Nagel signing and not revoking a release of claims and remaining in strict compliance with the terms of his employment agreement and his existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between him and the Company. In addition to the specific terms summarized above, Mr. Nagel remains eligible to participate in the other compensation and benefits programs generally available to Company employees.

The amended and restated employment agreement with Ms. Skarvan and the employment agreement with Mr. Holland were each initially effective for a period of two years ending in December 2021 for Ms. Skarvan and February 2024 for Mr. Holland, subject to an automatic one-year extension on the anniversary of the effective date of such agreement unless terminated in advance in accordance with its terms. Notwithstanding the foregoing, the applicable term would have automatically expired on the one-year anniversary of a “change of control” (as defined in the applicable employment agreement).

Under their respective employment agreements, Ms. Skarvan and Mr. Holland were each entitled to annualized base salaries of $475,000 and $290,000 (increased to $304,500 effective January 1, 2023), respectively, and were eligible for a merit-based increase on or about each successive July 1, subject to final approval by our Board. The employment agreements also provided that Ms. Skarvan and Mr. Holland were each eligible to earn an annualized cash bonus as determined by our Board, based on minimum target amounts of 50% for Ms. Skarvan and 30% for Mr. Holland, of their annualized base salaries.

Also under Ms. Skarvan’s and Mr. Holland's employment agreements, if the applicable executive officer’s employment was terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or, with respect to Ms. Skarvan and Mr. Holland, was terminated by them for “good reason” (as defined in the applicable employment agreement), and in either case the termination of employment occurred before a change of control, then the executive would be eligible to (A) receive an amount equal to (i) one times their annualized base salary as of the termination date, plus (ii) 100% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. With respect to Ms. Skarvan and Mr. Holland, if any such termination occurred within twelve months after a change of control, then the applicable executive officer would instead be eligible to (A) receive an amount equal to (i) 1.5 times their annualized base salary as of the termination date, plus (ii) 150% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal year that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months. All of the above severance benefits were contingent on each executive officer signing and not revoking a release of claims and such executive officer remaining in strict compliance with the terms of their employment agreement and their existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between such executive officer and the Company. In addition to the specific terms summarized above, each executive officer remained eligible to participate in the other compensation and benefits programs generally available to Company employees.

Payments Made Upon Termination

In connection with Mr. Holland’s departure, we entered into a letter separation agreement. As provided by the terms and conditions of his employment agreement and the separation agreement, including his execution, delivery, and non-revocation of a release agreement, Mr. Holland received: (i) a lump sum payment equal to his target bonus for the Company’s fiscal year ending June 30, 2023, which was $89,175; (ii) an additional lump sum payment equal to current COBRA premiums for twelve months of continuation of group medical, dental, and vision coverage, which was $28,762; and (iii) accelerated vesting of the portions of his unvested common stock options and restricted shares of common stock that were otherwise eligible to vest on July 1, 2023. Any remaining unvested equity awards will be forfeited in accordance with their terms. The agreement with Mr. Holland was unrelated to his prior executive transition arrangements, which did not result in any other payments to him.

Compensation Actions for Fiscal 2024

Ms. Skarvan retired effective July 1, 2023. She was not entitled to any retirement or severance payments.

In June 2023, the Personnel and Compensation Committee increased the base salary of Chief Financial Officer to $280,300 for fiscal 2024.

Beginning July 1, 2023, James L. Cunniff was appointed the Company’s Chief Executive Officer and President, as well as a member of the Board of Directors. Mr. Cunniff’s employment agreement is effective for a period of two years ending in July 2025, subject to automatic one-year extensions on the anniversaries of the effective date of the agreement unless terminated in advance in accordance with its terms. Notwithstanding the foregoing, the applicable term will automatically expire on the one-year anniversary of a “change of control” (as defined in the employment agreement).

Under his employment agreement, Mr. Cunniff is entitled to an initial annual base salary of $500,000 and is eligible for a merit-based increase on or about each successive July 1, subject to final approval by our Board. The employment agreement also provides that Mr. Cunniff is eligible to earn an annualized cash bonus as determined by our Board, based on a minimum target amount of 50% of his annualized base salary. Relocation assistance of up to $30,000 is also being provided to Mr. Cunniff.

The employment agreement with Mr. Cunniff provides for the grant of an equity award whereby Mr. Cunniff will receive an initial grant of (a) 175,000 performance-based restricted stock units and (b) options to purchase 175,000 shares of common stock, each in the form of inducement awards on terms substantially similar to the Company's 2017 Omnibus Incentive Plan and effective as soon as practicable on or after his first day of employment. The option is expected to vest with respect to 25% of the shares on the first anniversary of the date of grant and then quarterly over the remaining three years in twelve equal increments. The performance-based restricted stock units will be eligible to vest and settle into shares of common stock on a 1-for-1 basis with respect to one-half of the shares upon achieving a total shareholder return of 50% and the remaining shares upon a total shareholder return of 100%, in each case within four years of the date of grant.

Also under Mr. Cunniff’s employment agreement, if his employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by him for “good reason” (as defined in the employment agreement), and in either case the termination of employment occurs before a change of control, then he will be eligible to (A) receive an amount equal to (i) one times his annualized base salary as of the termination date, plus (ii) 100% of his target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months.

In addition, if any such termination occurs within twelve months after a change of control, then Mr. Cunniff will instead be eligible to (A) receive an amount equal to (i) one times his annualized base salary as of the termination date, plus (ii) 100% of his target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal year that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months.

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal 2023 and fiscal 2022 by our named executive officers:

Name and principal position	Fiscal Year	Salary ($)(a)	Stock awards ($)(b)	Option awards ($)(c)	Non-equity incentive plan compensation ($)(d)	All other compensation ($)(e)	Total ($)
Kathleen S. Skarvan(f)	2023	474,038	142,560	153,617	285,000	21,740	1,076,956
President and Chief Executive Officer	2022	448,461	123,715	119,677	243,000	23,292	958,145

Bradley M. Nagel(g)	2023	144,231	50,250	–	50,000	9,832	254,313
Chief Financial Officer

Christopher G. Holland(h)	2023	284,981	73,260	46,939	–	139,235(i)	534,375
Former Chief Commercial Officer	2022	89,231	66,605	46,925	39,150	6,461	248,372

(a)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(b)	Amounts represent grant date fair value of awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). The assumptions used to determine the value of the awards are discussed in Note 8 to our consolidated financial statements, included in the Company’s annual report on Form 10-K for fiscal 2023, filed with the SEC on August 22, 2023.

(c)	Amounts represent grant date fair value of awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). The assumptions used to determine the value of the awards are discussed in Note 8 to our consolidated financial statements, included in the Company’s annual report on Form 10-K for fiscal 2023, filed with the SEC on August 22, 2023.

(d)	Represents payments made under the 2023 Bonus Plan. See the discussion under “Executive Compensation Components for Fiscal 2023 — Cash Incentive Compensation” above with respect to the 2023 Bonus Plan.

(e)	For fiscal year 2023, this column includes Company matches to 401(k) plans of $9,740 for Ms. Skarvan, $5,540 for Mr. Nagel, and $13,959 for Mr. Holland with respect to fiscal 2023; and $12,346 for Ms. Skarvan, and $4,021 for Mr. Holland with respect to fiscal 2022. The differences in these amounts and the sum of the other compensation elements included in this table reflect the amount of auto allowances paid for Ms. Skarvan, Mr. Nagel, and Mr. Holland, as well as a monthly housing allowance for Ms. Skarvan.

(f)	Ms. Skarvan retired from all employment with the Company effective July 1, 2023. She remains on the Board of Directors of the Company.

(g)	Mr. Nagel was appointed Chief Financial Officer and commenced employment with the Company on November 14, 2022.

(h)	Mr. Holland was appointed Chief Commercial Officer and commenced employment with the Company on February 16, 2022 and departed all positions with the company effective June 23, 2023.

(i)	In connection with Mr. Holland’s termination of employment, he received severance benefits consisting of (i) a lump sum payment equal to his target bonus for the Company’s fiscal year ending June 30, 2023, which was $89,175; (ii) an additional lump sum payment equal to current COBRA premiums for twelve months of continuation of group medical, dental, and vision coverage, which was $28,762; and (iii) accelerated vesting of the portions of his unvested common stock options and restricted shares of common stock that were otherwise eligible to vest on July 1, 2023.

Outstanding Equity Awards at June 30, 2023

The following table sets forth certain information regarding equity awards granted to our named executive officers and outstanding as of June 30, 2023:

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that had not vested (#)	Market value of shares of stock that had not vested(a) ($)
Kathleen S. Skarvan	07/01/2015	40,000	–	1.80	06/30/2025
	07/01/2016	40,000	–	3.82	06/30/2026
	07/01/2017	40,000	–	5.53	06/30/2027
	07/01/2018	40,000	–	5.42	06/30/2028
	07/01/2019	39,500	–	5.29	06/30/2029
	07/01/2020	13,800	–	14.91	06/30/2030

	07/01/2021	12,134	6,066(b)	11.35	06/30/2031
	07/01/2021					3,633(c)	38,909

	07/01/2022	9,600	19,200	9.90	06/30/2032
	07/01/2022					9,600	102,816

Christopher G. Holland(d)	02/16/2022	2,400	–	12.11	02/15/2032
	07/01/2022	2,934	–	9.90	06/30/2032

Bradley M. Nagel	11/14/2022					5,000(e)	53,550

(a)	Equals the number of unvested restricted shares of common stock multiplied by $10.71, the fair market value of our common stock on June 30, 2023, the last trading day of fiscal 2023, as reported by the NYSE American.
(b)	Scheduled to vest with respect to 6,066 shares on June 30 2024.
(c)	Restricted stock scheduled to vest with respect to 3,633 shares on June 30, 2024.
(d)	Upon Mr. Holland’s departure on June 23, 2023, all of his stock options and restricted shares of common stock that were eligible to vest after July 1, 2023 were forfeited. All stock options and restricted shares of common stock that were eligible to vest prior to July 1, 2023 were accelerated to June 23, 2023.
(e)	Scheduled to vest in full on November 14, 2023.

Pay Versus Performance Table

The following table sets forth additional compensation information of our principal executive officer (“PEO”) and averaged compensation information for our other named executive officers (“NEOs”) along with total shareholder return and net income for fiscal 2023 and 2022.

Fiscal Year	Summary Compensation Table (SCT) Total for PEO(a)	Compensation Actually Paid (CAP) to PEO(b)	Average Summary Compensation Table for Other NEOs(a)	Average CAP to Other NEOs(b)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(c)	Net Income (in thousands)
2023	$1,076,956	$857,968	$394,344	$291,508	$97.43	$3,166

2022	$958,145	$612,997	$331,071	$269,064	$85.39	$2,305

(a)	Kathleen S. Skarvan served as President and Chief Executive Officer of the Company for all periods presented. The other named executive officers consisted of Christopher G. Holland and Bradley M. Nagel for fiscal 2023, and Christopher G. Holland, Michael J. MacCourt, and Michelle C. Wirtz for fiscal 2022.

(b)	None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made. A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our CEO and our Other NEOs (as an average) is shown below:

	2023		2022
Adjustments	CEO ($)	Average of Other NEOs ($)	CEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	1,076,956	394,344	958,145	331,071
(Subtraction): SCT amounts of Stock and Option awards	(296,177)	(85,225)	(243,392)	(114,978)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	209,336	69,463	121,960	75,368
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	5,695	-	(23,170)	(3,620)
Addition: Vesting date fair value of awards granted and vesting during such year	11,664	2,188	-	-
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(149,506)	(33,866)	(200,546)	(18,777)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	-	(55,397)	-	-
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	-	-	-	-
Compensation Actually Paid (as calculated)	857,968	291,508	612,997	269,064

(c)	Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on June 30, 2021 (the last trading day of fiscal 2021) through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance

The charts shown below present a graphical comparison of CAP to our PEO and the average CAP to our other NEOs set forth in the Pay versus Performance Table above, as compared against the following performance measures: our (1) total shareholder returns and (2) net (loss) income.

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on June 30, 2021, including reinvestment of any dividends.

DIRECTOR COMPENSATION

The fiscal 2023 director compensation program provided non-employee directors with a combination of cash and shares of restricted stock for each such director, depending on committee service and leadership roles held during fiscal 2023.

The Personnel and Compensation Committee conducts periodic reviews of the compensation of non-employee directors. For fiscal 2023, an analysis of both total director compensation and the mix of cash and equity compensation was provided by management of the Company based on available market data. In light of the data presented, the committee recommended, and the Board approved, the following compensation arrangements for directors, which became effective as of the quarter ended December 31, 2022:

Director Compensation Element		Amount Payable
Annual Cash Retainer(s) (a)
●	Board Member	$35,000
●	Board Chair	$30,000
●	Audit Committee Chair	$15,000
●	Personnel and Compensation Committee Chair	$10,000
●	Nominating and Governance Committee Chair	$7,000
●	Finance and Strategy Committee Chair	$7,000
●	Audit Committee Member	$5,000
●	Personnel and Compensation Committee Member	$5,000
●	Nominating and Governance Committee Member	$2,000
●	Finance and Strategy Committee Member	$2,000
Annual Equity Award (b)		3,000 shares

(a)	All amounts paid in quarterly installments each representing 25% of the total annual retainer and may be pro-rated for any partial service as a director or in any committee or leadership role.
(b)	To be issued on or about the date of the applicable year’s annual meeting of shareholders or as soon as practicable thereafter in the form of shares of restricted stock schedule to vest in full on the six-month anniversary of the date of grant.

The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2023:

Non-Employee Director	Stock Awards ($)(a)	Fees Earned or Paid in Cash ($)	Total ($)
Stan K. Erickson	$29,580	$52,000	$81,580
Gregory J. Fluet	$29,580	$49,000	$78,580
Joseph L. Galatowitsch	$29,580	$42,000	$71,580
Lee A. Jones	$29,580	$75,250	$104,830
Andrew J. Summers	$29,580	$39,000	$68,580
Kathleen A. Tune	$29,580	$47,000	$76,580
Andrea M. Walsh	$29,580	$45,750	$75,330

(a)	Amounts represent grant-date fair value of 3,000 shares of restricted stock awarded on December 1, 2022 and computed in accordance with FASB ASC 718. See Note 8, Share-Based Payments, to our audited consolidated financial statements included in our annual report on Form 10-K for fiscal 2023 for a description of our accounting for these awards and the assumptions used in valuing the awards. All shares vested six months after the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of June 30, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	451,570(a)	$6.93 per share	291,245(b)

(a)	Consisted of 163,500 options granted under the 2014 Plan and prior plans and 288,070 options issued under the 2017 Plan.

(b)	Consisted of shares of our common stock available for future awards under the 2017 Plan. No further awards are authorized for grant under the 2014 or 2012 Plans.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of transactions since July 1, 2021 to which Electromed has been a party and in which the amount involved exceeded $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 10% of our capital stock had or will have a direct or indirect material interest, other than the compensation arrangements that are described under the heading “Executive Compensation: Employment Agreements” above.

Vendor Arrangement

The Company uses a parts supplier whose founder and president was a director of the Company through November 12, 2021. The Company made payments to the supplier of $1,857,000 and $360,000 during fiscal year 2023 and 2022, respectively. Amounts due to the supplier were $247,000 and $160,000 on June 30, 2023 and June 30 2022 respectively, which were included in accounts payable on the Balance Sheets.

Cooperation Agreement

As previously reported, on July 25, 2022 the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Summers Value Partners LLC and certain of its affiliates signatory thereto (collectively, “Summers Value”). As of that date, Summers Value beneficially owned approximately 6.1% of the outstanding shares of our common stock. In connection with the Cooperation Agreement, the Company agreed to elect Mr. Summers to the Board effective as of July 25, 2022, and agreed to nominate him for election to the Board at our annual meeting of shareholders that was held on November 11, 2022. In addition, the Cooperation Agreement provided for director replacement rights during the standstill period described below, provided that Summers Value maintained beneficial ownership of at least 3.0% of the Company’s then-outstanding common stock. Mr. Summers was also required to resign his directorship if Summers Value’s beneficial ownership fell below that threshold during the same period. The Cooperation Agreement also included, among other provisions, certain standstill commitments by Summers Value, including but not limited to restrictions on Summers Value’s ability to (i) engage in any solicitation of proxies or consents, (ii) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors, (iii) submit any proposal for consideration by shareholders of the Company at any annual or special meeting of shareholders or (iv) seek further representation on the Board. These restrictions applied during a standstill period that terminated on July 14, 2023. The Cooperation Agreement further provided that during the standstill period Summers Value would vote, subject to certain exceptions, (i) for all directors nominated by the Board for election at any annual or special meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business (other than certain extraordinary transactions) that came before any annual or special meeting. As of July 14, 2023, there are no remaining obligations of the Company or Summers Value under the Cooperation Agreement.

Related Person Transaction Approval Policy

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction, which consists of any transaction or series of transactions that occur during a fiscal year for which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two completed fiscal years; and

●	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

In determining whether to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he or she is required to abstain from voting on the approval of the transaction.

OTHER MATTERS

The Board knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the Annual Meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and shareholder letter. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another shareholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or shareholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 1171. If you currently participate in householding and would prefer to receive separate copies of materials for fiscal 2024 and the Annual Meeting, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for fiscal 2023, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.smartvest.com, under “Investor Relations.” A copy of the annual report on Form 10-K will be sent to any shareholder without charge upon written request addressed to the attention of our President and Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Additional copies of the annual report on Form 10-K, this proxy statement and the accompanying form of proxy may be obtained by sending a written request to the attention of our President and Chief Executive Officer, at the Company’s address noted above. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits

Appendix A

ELECTROMED, INC.
2023 EQUITY INCENTIVE PLAN

1.            Purpose. The purpose of the Electromed, Inc. 2023 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2.            Definitions. In this Plan, the following definitions will apply.

(a)          “Affiliate” means any entity that is a Subsidiary of the Company.

(b)          “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

(c)          “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition a Participant’s (i) material failure to perform Participant’s job duties competently as reasonably determined by the Committee (other than by reason of Disability); (ii) gross misconduct by participant, which the Committee determines is (or will be if continued) demonstrably and materially damaging to the Company; (iii) fraud, misappropriation, or embezzlement by Employee; (iv) conviction of a felony crime or crime of moral turpitude; and (v) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate.

(f)           “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:

(1)          An Exchange Act Person or Group becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)            any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B)            any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;

(C)            any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 50% or more of the Company’s Voting Securities; or

(D)            with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B), (C), or D above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 50% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to Section 2(f)((3).

(2)          Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)          A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.

(h)          “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.

(i)           “Company” means Electromed, Inc., a Minnesota corporation, and any successor thereto.

(j)           “Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.

(k)          “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors , but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

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(l)           “Continuous Service” means that the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director, or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director, or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company and its Affiliates. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to three (3) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of any sale or spin-off of an Affiliate, service as a Service Provider for such Affiliate following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.

(m)         “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange, or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

(n)          “Disability” means (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(o)          “Employee” means an employee of the Company or an Affiliate.

(p)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(q)          “Exchange Act Person” means any natural person, entity, or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(r)           “Fair Market Value” means the fair market value of a Share determined as follows:

(1)          If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)          If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

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(s)          “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(t)           “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax, or regulatory requirements of countries outside of the United States.

(u)          “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(v)          “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting, or disposing of securities of the Company.

(w)         “Non-Employee Director” means a member of the Board who is not an Employee.

(x)          “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(y)         “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(z)          “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(aa)        “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(bb)       “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.

(cc)        “Plan” means this Electromed, Inc. 2023 Equity Incentive Plan, as amended and in effect from time to time.

(dd)       “Prior Plan” means the Electromed, Inc. 2017 Omnibus Incentive Plan.

(ee)        “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ff)         “Retirement” means any termination of a Participant’s Service, other than for Cause, occurring at or after age 65, or at or after age 55 with 10 years or more of continuous service to the Company and its Affiliates.

(gg)       “Separation from Service” means a “separation from service” as such term is defined for purposes of Code Section 409A.

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(hh)       “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.

(ii)          “Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.

(jj)          “Share” means a share of Stock.

(kk)        “Stock” means the common stock, $0.01 par value per Share, of the Company.

(ll)          “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(mm)      “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(nn)       “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(oo)       “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(pp)       “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.            Administration of the Plan.

(a)          Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)          Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)            determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions, and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)            cancelling or suspending an Award, accelerating the vesting in the case of death or Disability, extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)            adopting sub-plans or special provisions applicable to Awards, establishing, amending, or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect, or supplying an omission or reconciling any inconsistency in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

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(4)            granting Substitute Awards under the Plan;

(5)            taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and

(6)            requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)          Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Award Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)          Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)          Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)           Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

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4.            Shares Available Under the Plan.

(a)          Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 850,000, plus any Shares remaining available for future grants or subject to outstanding awards under the Prior Plan on the effective date of this Plan. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)            Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(2)            Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)            Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4)            Awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)          Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or a Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or a Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)          Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a).

(d)          Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

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(e)          No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f)          Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) with respect to such individual’s Service as a Non-Employee Director shall not exceed $500,000.

5.            Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.

6.            General Terms of Awards.

(a)          Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 60 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)          Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, the applicable vesting conditions and any applicable performance period.

(c)          Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged, or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

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(d)          Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)          Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1)            Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)            Upon Separation from Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)            Upon Separation from Service for any reason other than Cause, death, or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)            Upon Separation from Service due to death, Disability or Retirement, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f)          Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)          Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions, and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions, and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals.

(h)          Dividends and Dividend Equivalents. No dividends, dividend equivalents, or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividends and dividend equivalents on Performance-Based Awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

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7.            Stock Option Awards.

(a)          Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)          Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)          Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)          Incentive Stock Options.

(1)            An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).

(2)            No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

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(3)             For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)              If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.

8.            Stock Appreciation Right Awards.

(a)          Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)          Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares, or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.            Restricted Stock Awards.

(a)          Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion[, subject to the requirements of Section 6(b)]. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)          Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

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10.         Stock Unit Awards.

(a)           Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion[, subject to the requirements of Section 6(b)]. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)           Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan), or a combination of cash and Shares as determined by the Committee.

11.         Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.         Changes in Capitalization, Corporate Transactions, Change in Control.

(a)           Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Code Section 409A.

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(b)           Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).

(1)            Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume, or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume, or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)            Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed, or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if it is vested based on actual achievement of any performance-based vesting conditions which have been satisfied upon or prior to the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)            Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed, or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms, and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

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(4)           Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed, or replaced under the circumstances described in Section 12(b)(1), and if within 12 months after the Corporate Transaction a Participant who is an Employee experiences an involuntary Separation from Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, (ii) any Full Value Awards that are not yet fully vested shall vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if it is vested based on actual achievement of any performance-based vesting conditions as of the date of the Participant’s termination of employment.

(c)           Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i) providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d)           Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

(e)            Parachute Payment Limitation. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

13.          Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

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14.         Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.         Effective Date, Duration, Amendment and Termination of the Plan.

(a)           Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation Section 1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by December 31, 2023, the Plan will be of no further force or effect.

(b)           Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable Agreement.

(c)           Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)           Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.

(e)           No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property, or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

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16.         Other Provisions.

(a)           Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)           Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration, or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)           Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding, or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging, or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).

(d)           Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity, or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)           Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)            Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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(g)          Code Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Code Section 409A, and to the maximum extent permitted the Awards the Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)            If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;

(2)            Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Code Section 409A;

(3)            If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Code Section 409A; and

(4)            If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.

None of the Company, the Board, the Committee, nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, or (iii) have any liability to any Participant for any such tax liabilities.

(h)          Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)           Forfeiture and Compensation Recovery.

(1)            The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation, or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

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(2)            Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company, or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder (Listing Standards for Recovery of Erroneously Awarded Compensation, 87 Fed. Reg. 73076-73142), and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be unilaterally amended to comply with any such compensation recovery policy.

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ELECTROMED, INC.
500 SIXTH AVENUE NW
NEW PRAGUE, MN 56071

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ELMD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23208-P97017	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ELECTROMED, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:

1.	Election of Directors, thereby setting the number of directors at eight.			☐	☐	☐

	Nominees:

	01)	James L. Cunniff	05)	Kathleen S. Skarvan
	02)	Stan K. Erickson	06)	Andrew J. Summers
	03)	Gregory J. Fluet	07)	Kathleen A. Tune
	04)	Joseph L. Galatowitsch	08)	Andrea M. Walsh

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To approve the Electromed, Inc. 2023 Equity Incentive Plan.							☐	☐	☐

3.	To ratify appointment of RSM US LLP as our independent registered public accounting firm.							☐	☐	☐

4.	To approve, on a non-binding and advisory basis, our executive compensation.							☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K and Notice and Proxy Statement are available at
www.proxyvote.com.

V23209-P97017

ELECTROMED, INC.
Annual Meeting of Shareholders
November 10, 2023 10:00 AM, CST
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) James L. Cunniff and Bradley M. Nagel, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on November 10, 2023 virtually at www.virtualshareholdermeeting.com/ELMD2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed. But if no direction is given, it will be voted “FOR” all nominees and proposals set forth in Items 1, 2, 3 and 4.

The proxies cannot vote these shares unless you vote by Internet or telephone or you sign this card on the reverse side and return it.

Continued and to be signed on reverse side